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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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TRC COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING TO BE HELD NOVEMBER 22, 2002

To Our Shareholders:

The Annual Meeting of Shareholders of TRC Companies, Inc. will be held Friday, November 22, 2002 at 10:00 a.m., at the Company's executive offices, 5 Waterside Crossing, Windsor, Connecticut, to consider and take action on the following items:

  1.
  The election of five directors for the ensuing year;

  2.
  The approval of amendments to the Company's Stock Option Plan to, among other things, increase by 1,000,000 the number of shares of Common Stock available for grants;

  3.
  The ratification of the appointment of Deloitte & Touche LLP as independent accountants to audit the Company's financial statements for the fiscal year ending June 30, 2003; and

  4.
  Such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on October 4, 2002 will be entitled to vote at the meeting.

Shareholders who do not expect to attend the meeting and wish their shares voted pursuant to the accompanying proxy are requested to sign and date the proxy and return it as soon as possible in the enclosed reply envelope.

By Order of the Board of Directors

Martin H. Dodd Vice President, General Counsel and Secretary

Dated at Windsor, Connecticut
October 22, 2002

TRC Companies, Inc.
5 Waterside Crossing • Windsor, Connecticut 06095-1563
Telephone 860-298-9692 • Fax 860-298-6291

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of TRC Companies, Inc. (the "Company") from the holders of the Company's Common Stock for the Annual Meeting to be held November 22, 2002, and any adjournments thereof. The giving of a proxy does not affect your right to vote should you attend the Annual Meeting in person, and the proxy may be revoked at any time before it is voted by voting in person at the Annual Meeting or by giving the Secretary of the Company a signed instrument revoking the proxy or a signed proxy of a later date. Each properly executed proxy not revoked will be voted in accordance with instructions therein. If no instructions are specified in the proxy, it is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees named therein as directors of the Company and FOR the matters described in items 2 and 3 in the Notice of Annual Meeting.

        With respect to all matters expected to be presented for a vote of shareholders, the presence, in person or by duly executed proxies, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum in order to transact business. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Under the rules of the New York Stock Exchange, the approval and adoption of the amendments to the Company's Stock Option Plan requires the affirmative vote of a majority of the votes cast, provided that the total vote cast represents a majority of the outstanding stock entitled to vote thereon. In addition, under Delaware law, the approval and adoption of the amendments to the Company's Stock Option Plan and the ratification of the appointment of the independent accountants each require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

        Abstentions will be counted as present in determining whether a quorum exists, but will have the same effect as a vote against a proposal (other than with respect to the election of directors). Shares held by nominees that are present but not voted on a proposal because the nominees did not have discretionary voting power and were not instructed by the beneficial owner ("broker non-votes") will be counted as present in determining whether a quorum exists, but will be disregarded in determining whether a proposal has been approved.

        The Company's Annual Report, including financial statements, for the year ended June 30, 2002, is being mailed to shareholders along with the Notice of Annual Meeting and Proxy Statement. The financial statements and the discussion and analysis by management of the Company's results of operations and financial condition contained in the Annual Report of the Company for the year ended June 30, 2002 are incorporated herein by reference.

        The record date for determining those shareholders entitled to vote at the Annual Meeting was October 4, 2002. On that date, the Company had 12,788,264 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.

        The mailing address of the Company's principal executive office is 5 Waterside Crossing, Windsor, CT 06095, and the approximate date on which this Proxy Statement and the form of proxy are first being sent to shareholders is October 25, 2002.

PRINCIPAL SHAREHOLDERS

        The table below sets forth information as of October 21, 2002 with respect to all persons known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock
Peter R. Kellogg New York, New York	1,570,900[1]	12.3
Richard D. Ellison Chairman, President, Chief Executive Officer, and Director of the Company Windsor, Connecticut	956,564[2]	7.3

Based solely on information supplied by the shareholder.

2
See Footnote, page 5.

ELECTION OF DIRECTORS

        The five individuals named in the following table have been nominated for election to the Board of Directors, each to serve for a one-year term and until his successor is duly elected and qualified. All of the nominees were elected directors at the 2001 Annual Meeting except for Mr. MacDonald who was appointed by the Board subsequent to the 2001 Annual Meeting.

        Should any of such nominees become unable to serve as a director prior to election, the persons named in the proxy will vote for the election of a substitute nominee, if any, designated by the Board of Directors. All nominees have consented to serve as directors.

Name, Principal Occupation During Past Five Years and Other Corporate Directorships	Age	Served as Director Since
Richard D. Ellison Chairman, President, Chief Executive Officer and Director of the Company	63	1997
Edward G. Jepsen Executive Vice President and Chief Financial Officer of Amphenol Corporation	59	1989
Edward W. Large, Esq. Formerly Executive Vice President and Director of United Technologies Corporation	72	1990
John M. F. MacDonald Formerly Director and Executive Committee Member of Parker/Hunter Incorporated	75	2001
J. Jeffrey McNealey, Esq. Partner in the law firm of Porter, Wright, Morris & Arthur	58	1985

        At the Annual Meeting held on November 14, 2001, approximately 91% of the total number of shares entitled to vote at that Annual Meeting for the election of directors were represented in person or by proxy. More than 99% of the shares voting at that Annual Meeting were cast in favor of each of the foregoing directors.

        The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect each nominee.

        The Board of Directors recommends a vote "FOR" the election of the above nominees as directors of the Company.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors held ten meetings during the year ended June 30, 2002. Dr. Ellison was present at all meetings of the Board of Directors, and Messrs. Large, Jepsen and McNealey attended all but one of the meetings of the Board of Directors. All of the directors were present at all meetings of the Committees of which they were members, except that Mr. Large was not present at one Audit Committee meeting. Mr. MacDonald attended all meetings of the Board and Committees of which he is a member following his election to the Board.

        The Audit Committee of the Board of Directors, currently composed of Messrs. Jepsen (Chairman), Large, MacDonald and McNealey, met five times during the year ended June 30, 2002. The Audit Committee, which is elected annually, discusses with the Company's independent accountants, the audit plan, the Company's consolidated financial statements and matters described in Statement on Auditing Standards No. 61, Communications with Audit Committees. The Audit Committee reports to the Board of Directors. It also recommends to the Board the selection of the independent accountants for the Company. The members of the Audit Committee are "independent" as defined under rules of the New York Stock Exchange. The Audit Committee is governed by a Charter which has been adopted by the Board of Directors.

        The Compensation Committee of the Board of Directors, currently composed of Messrs. Large (Chairman), Jepsen and McNealey, met two times during the year ended June 30, 2002. The Committee approves the general salary scale, annual bonus and long-term incentive awards for senior employees of the Company and its subsidiaries and specifically establishes the compensation package for the Chairman and the executive officers. The Committee's actions are discussed more fully in the Compensation Committee Report on Executive Compensation (see page 9).

        The Nominating Committee of the Board of Directors, currently composed of Messrs. McNealey (Chairman), MacDonald and Large, met once during the year ended June 30, 2002. The Committee reviews the organization, structure, size and composition of the Board and recommends to the Board nominees to serve as directors.

COMPENSATION OF DIRECTORS

        Each non-employee director of the Company receives an annual retainer of $25,000 payable at each director's election in cash or common stock and subject to deferral under the Directors' Deferred Compensation Plan. Directors who are also employees of the Company or any of the Company's subsidiaries receive no remuneration for serving as directors. In addition, the directors participate in the Company's Stock Option Plan. In fiscal 2002, all directors were entitled to a grant of options to purchase 9,000 shares of the Company's common stock. Messrs. Large, Jepsen and McNealey each received options to purchase 9,000 shares at an exercise price of $21.19 and, because he became a director during the fiscal year, Mr. MacDonald received an option to purchase 5,625 shares (being a prorated share of 9,000 shares) at an exercise price of $33.94 pursuant to the Company's Stock Option Plan on terms as described in Footnote 3 on page 6.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth as of October 21, 2002, the total number of shares of the Company's Common Stock beneficially owned by each director and named executive officer of the Company and all directors and executive officers as a group based upon information furnished by each director and executive officer.

Name of Individual or Group	Shares Beneficially Owned Directly or Indirectly[1]	Percent of Common Stock[2]
John H. Claussen	171,523[3]	1.3
Richard D. Ellison	956,564[4]	7.3
Glenn E. Harkness	74,207[5]	*
Edward G. Jepsen	357,650[6]	2.8
Miro Knezevic	589,587[7]	4.5
Edward W. Large	123,550[8]	1.0
John M. F. MacDonald	18,750[9]	*
J. Jeffrey McNealey	83,638[10]	*
Michael C. Salmon	107,367[11]	*
All directors and executive officers as a group (11 individuals)	2,501,866[12]	7.9

*
Indicates that the number of shares owned represents less than 1% of the Common Stock.

1
Includes shares that may be acquired within sixty (60) days by the exercise of outstanding options.

2
The number of shares that may be acquired within sixty (60) days by the exercise of outstanding options has been added to the number of shares actually outstanding for purposes of computing ownership percentages with respect to the applicable holder.

3
Includes 138,750 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options.

4
Includes 400,000 shares that may be acquired within sixty (60) days by the exercise of outstanding options.

5
Includes 65,375 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options.

6
Includes 75,500 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options.

7
Includes 288,750 shares that may be acquired within sixty (60) days by the exercise of outstanding options.

8
Includes 75,500 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options.

9
Includes 3,750 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options.

10
Includes 64,250 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options.

11
Includes 89,500 shares that may be acquired within sixty (60) days by the exercise of outstanding stock options.

12
Includes 1,219,375 shares for directors and executive officers that may be acquired within sixty (60) days by the exercise of outstanding options.

COMPENSATION OF EXECUTIVE OFFICERS

        a) Summary Compensation Table

        The Summary Compensation Table that follows sets forth the compensation for services in all capacities earned by the Company's Chairman, Chief Executive Officer and President and the other four most highly compensated executive officers of the Company and its subsidiaries (the "named executive officers") for each of the three years in the period ended June 30, 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation[1]			Long-Term Compensation[2,3]
Name and Principal Position	Year	Salary ($)		Bonus ($)[6]	Option Awards (#)		All Other Compen- sation($)[7]
Richard D. Ellison	2002	$363,700		$—	45,000		$6,100
Chairman, President and	2001	253,000	[5]	388,000	60,000		2,700
Chief Executive Officer	2000	235,400	[4]	56,600	100,000	[5]	3,400
Miro Knezevic	2002	242,700		—	18,750		6,800
Senior Vice President	2001	143,900	[5]	178,400	22,500		3,200
	2000	118,400	[4]	28,300	62,500	[5]	2,400
John H. Claussen	2002	231,000		—	18,750		5,600
Senior Vice President	2001	207,000	[5]	178,400	22,500		5,500
	2000	212,500	[4]	28,300	32,500	[5]	5,200
Michael C. Salmon	2002	230,100		—	18,750		5,200
Senior Vice President	2001	201,200	[5]	215,900	18,000		4,300
	2000	180,000		73,600	26,000	[5]	3,500
Glenn E. Harkness	2002	185,000		64,100	11,250		5,300
Senior Vice President of TRC	2001	181,000	[5]	133,200	15,000		5,200
Environmental Corporation	2000	185,400	[4]	45,400	17,000	[5]	5,400

1
Pursuant to the rules on executive compensation disclosure adopted by the Securities and Exchange Commission, no amounts for executive perquisites and other personal benefits are shown because the aggregate dollar amount per executive is less than either $50,000 or 10% of annual salary and bonus.
2
Options are granted at 100% of market price of the underlying Common Stock on the date of grant. Unless otherwise indicated, all numbers reflect the effect of the 3 for 2 split of the Company's common stock completed in March, 2002. The Company has not made any restricted stock awards and its long-term incentive awards to executive officers consist of stock options and bonuses, as discussed below in Footnote 6.
3
All options granted in fiscal 2002 and 2001 and certain options granted in fiscal 2000 have ten-year terms; one-third vest immediately upon grant and the remainder vest equally on the first and second anniversaries of grant.
4
Compensation shown for 2000 reflects the effect of options granted in fiscal 1998 which have ten-year terms and vested in equal one-eighth increments in each of the eight fiscal quarters following the date of grant. Options were granted in fiscal 1998 in exchange for a reduction in cash compensation to grantees over the next two years with individuals receiving one option for every two dollars in aggregate salary reduction over such two-year period. As an example, Mr. Knezevic's grant of 112,500 options (on a pre-split basis) in fiscal 1998 reflected a commitment of a cash salary reduction of $112,500 in each of the next two fiscal years or an aggregate salary reduction of $225,000. These options do not terminate on termination of employment.
5
Certain options granted in fiscal 2000 have ten-year terms and vested in equal one-quarter increments in each of the four fiscal quarters following the date of grant. These options were granted in exchange for a reduction in cash compensation to grantees over the following year with individuals receiving one option for every $3.75 in salary reduction over such one-year period. As an example, Mr. Knezevic was granted 26,667 of these salary reduction options (on a pre-split basis) reflecting a commitment of a cash salary reduction of $100,000 over the next year. These options do not terminate on termination of employment.
6
The Company's Key Person Bonus Plan provides for bonus payments to key persons based upon the Company's earnings performance. The annual bonus pool and percentages allocated to various management levels are keyed to earnings targets and are subject to adjustment if the Company's performance against plan so warrants. Accordingly, it was determined that because the Company's earnings in fiscal 2002 fell short of the internal plan, the bonus pool was substantially reduced with no allocation to Messrs. Ellison, Knezevic, Claussen and Salmon.
7
Amounts of all other compensation include contributions by the Company under its 401(k) retirement and savings plan.

        b) Option Grants in Last Fiscal Year

        The following table sets forth information concerning individual grants of options to purchase the Company's Common Stock during the 2002 fiscal year to the named executive officers. The Company does not have a program to grant stock appreciation rights.

Individual Grants
					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]
	Number of Shares Underlying Options Granted (#)[1]
		% of Total Options Granted in Fiscal Year
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5%	10%
Richard D. Ellison Chairman, President and Chief Executive Officer	45,000	6.6	$21.193	9/19/11	$599,772	$1,519,888
Miro Knezevic Senior Vice President	18,750	2.7	21.193	9/19/11	249,905	633,287
John H. Claussen Senior Vice President	18,750	2.7	21.193	9/19/11	249,905	633,287
Michael C. Salmon Senior Vice President	18,750	2.7	21.193	9/19/11	249,905	633,287
Glenn E. Harkness Senior Vice President of TRC Environmental Corporation	11,250	1.6	21.193	9/19/11	149,943	379,972

1
Options are granted at 100% of market price of the underlying Common Stock on the date of grant. Grants shown represent normal grants pursuant to the Stock Option Plan as described in Footnote 3 on page 6.

2
These amounts represent certain assumed rates of appreciation in accordance with Securities and Exchange Commission rules. The actual value, if any, that an executive officer may realize is dependent upon the future performance of the Common Stock and continued employment through the vesting period. Vesting may accelerate in certain change of control situations.

        c) Aggregated Option Exercises in Last Fiscal Year and Option Values at Fiscal Year End

        The following table provides information with respect to the named executive officers concerning the exercise of stock options during the 2002 fiscal year and unexercised options held as of the end of the fiscal year.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of shares Underlying Unexercised Options at 6/30/02 (#) Exercisable/Unexercisable		Value of Unexercised In-the-Money Options at 6/30/02 ($)[1] Exercisable/Unexercisable
Richard D. Ellison Chairman, President and Chief Executive Officer	—	—	365,000	50,000	$5,685,800	$235,160
Miro Knezevic Senior Vice President	—	—	275,000	20,000	4,439,050	88,185
John H. Claussen[2] Senior Vice President	30,000	$760,000	125,000	20,000	1,908,738	88,185
Michael C. Salmon[3] Senior Vice President	13,500	292,500	77,250	18,500	1,124,165	70,548
Glenn E. Harkness Senior Vice President of TRC Environmental Corporation	—	—	56,625	12,500	840,188	58,790

1
Based upon the closing price of the Company's Common Stock on June 28, 2002 of $20.55.

2
Mr. Claussen exercised an option shortly before its expiration. 16,500 shares issued upon such exercise were sold to cover the exercise price, tax withholdings and related expenses of such exercise. Mr. Claussen continues to hold the remaining 13,500 shares.

3
Mr. Salmon exercised an option shortly before its expiration. The Company loaned Mr. Salmon $145,575 to cover the exercise price, tax withholdings and related expenses of such exercise. Mr. Salmon continues to hold all 13,500 shares issued upon exercise. See Certain Transactions on page 13.

        d) Employment Contracts and Termination/Change-In-Control Arrangements

        Pursuant to the Company's acquisition of Environmental Solutions, Inc. in March 1994, the Company entered into employment agreements with Richard D. Ellison and Miro Knezevic which automatically renew for one-year terms unless terminated. In fiscal 1999, the Company adopted a Termination Policy for Key Persons which provides for certain termination benefits. In the event of a termination of employment within one year of a change in control, Messrs. Ellison, Knezevic, Claussen and Salmon would be entitled to receive a payment equal to one year's salary. Mr. Harkness would be entitled to a payment equal to six months' salary under such circumstances. Vesting of stock options will automatically accelerate in full upon a change of control as defined in the Company's Stock Option Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent outside directors. The Committee is responsible for approving the compensation of the Company's executive officers. The Committee seeks to achieve the following objectives:

  •
  Competitive pay that allows the Company to attract and retain executive officers with skills critical to the long-term success of the Company;

  •
  Pay for performance to motivate and reward individual and team performance in attaining business objectives and maximizing shareholder value; and

  •
  Maintenance of compensation costs that enable the Company to remain competitive in the pricing of its services.

        The Company's executive compensation program includes three principal components: (1) base salary; (2) annual bonus; and (3) long-term incentive awards. It is the intent of the Committee to link executive compensation as directly as possible with the Company's financial performance.

        Base Salary.    Ranges of appropriate base salaries are determined by an analysis of salary data on positions of comparable responsibility within the Company's business sector. Committee approval of individual salary changes is based on performance of the executive against financial and strategic objectives and position of the executive in the competitive pay range. Consistent with the compensation philosophy discussed above, the Committee's preference will be to enhance annual bonuses and long-term awards rather than salaries when possible, given competitive salary conditions.

        Annual Bonus.    The Company awards annual bonuses pursuant to a Key Person Bonus Plan which provides a sliding bonus scale to keep rewards in line with success with substantial awards to higher-level executives, such as the Chairman, being based on extraordinary earnings performance against plan. The Key Person Bonus Plan, as amended, provides that the Chief Executive Officer, with the approval of the Compensation Committee, has the authority to reduce the Bonus Pool under the Plan or adjust the allocation of the Pool between management levels if, in his opinion, the Company's performance against plan so warrants. Accordingly, it was determined that the Bonus Pool for 2002 be substantially reduced with no allocation to Dr. Ellison or the other three executive officers in the highest management level.

        Long-Term Incentive Awards.    The purpose of this element of the executive compensation program is to link management pay with the long-term interest of shareholders, rather than performance in one single fiscal year. The Committee is currently using ten-year stock options to achieve the long-term link and has adopted a vesting requirement for the first two years of the grant. The options are granted pursuant to the Company's Stock Option Plan. In fiscal 2002, Dr. Ellison's compensation consisted of a base salary of $363,700, and 45,000 stock options.

        Section 162(m).    Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations thereunder, no federal income tax deduction by a publicly-held company is allowed for certain types of compensation paid to certain highly compensated employees to the extent that the amount of such compensation for a taxable year for any such individual exceeds $1 million. Section 162(m) excludes "performance based" compensation from its deductibility limits. The compensation realized upon the exercise of stock options is considered "performance based" if, among other requirements, the plan pursuant to which the options are granted has been approved by the Company's shareholders and has a limit on the total number of shares that may be covered by options issuable to any plan participant in any given period. To ensure compliance with Section 162(m), the Stock Option Plan has been amended to limit to 100,000 the number of shares that may be covered by options issuable to any one plan participant in any 12-month period. This amendment is being presented to the shareholders for approval. The Committee believes that while tax deductibility is an important factor, it is not the sole factor to be considered in setting executive compensation policy.

          Submitted by the Compensation Committee:

      Edward W. Large, Chairman
      Edward G. Jepsen
      J. Jeffrey McNealey

AUDIT COMMITTEE REPORT

        The Audit Committee has adopted a Charter which sets out its organization, role and responsibilities.

        The Audit Committee has met with management and the Company's independent accountants and has reviewed and discussed the Company's audited financial statements as of and for the year ended June 30, 2002.

        Additionally, the Audit Committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

        The Audit Committee has also received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the Company's independent accountants that firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

          Submitted by the Audit Committee:

      Edward G. Jepsen, Chairman
      Edward W. Large
      John M. F. MacDonald
      J. Jeffrey McNealey

STOCK PERFORMANCE INFORMATION

Comparison of Five-Year Cumulative Total Return Among TRC, S&P 500 Index and Index of Peer Companies

        The annual changes for the five-year period shown in the graph below are based upon the assumption (as required by SEC rules) that $100 had been invested in the Company's Common Stock on June 30, 1997. The figures presented assume that all dividends, if any, paid over the performance periods were reinvested.

FIVE-YEAR CUMULATIVE TOTAL RETURN

	Jun-97	Jun-98	Jun-99	Jun-00	Jun-01	Jun-02
TRC	$100.00	$112.50	$153.12	$287.50	$1,004.25	$770.62
S&P 500 Index	100.00	130.16	158.78	171.36	145.95	119.70
PEER GROUP	100.00	124.48	139.13	139.70	185.85	168.34

        The companies included in the peer group are Arcadis NV, Ecology & Environment, Inc., Stantec, Inc., Tetra Tech, Inc., URS Corporation and Versar, Inc. It was necessary for the Company to reconstitute the peer group from the peer group used in prior years in that four members of the prior group (EA Engineering, Science and Technology, Inc., GZA GeoEnvironmental Technology, Inc., Harding Lawson Associates Group, Inc. and Roy F. Weston, Inc.) no longer exist as independent publicly traded companies. Information concerning the peer group and the Standard & Poor's 500 Index was supplied to the Company by Standard & Poor's, a division of the McGraw-Hill Companies.

CERTAIN TRANSACTIONS

        Dr. Ellison's spouse, brother-in-law and son-in-law were employed in the normal course of business by a subsidiary of the Company during fiscal 2002 at annual salaries (including bonus) of $84,163, $121,317 and $87,635, respectively. Mr. Salmon received a loan from the Company in fiscal 2002 in the principal amount of $145,575 with interest at the Company's bank rate. Principal and accrued interest are payable in two annual installments. The proceeds of the loan were used to pay the exercise price, tax withholdings and related expenses with respect to an option to purchase 13,500 shares of the Company's common stock which was expiring in May 2002. The loan is secured by a pledge of the shares issued upon exercise of the option.

APPROVAL OF AMENDMENTS TO THE STOCK OPTION PLAN

        In August 1979, the Company's Board of Directors adopted a non-qualified stock option plan, known as the TRC Companies, Inc. Stock Option Plan (the "Stock Option Plan"), which has been subsequently amended from time to time. The Company's shareholders approved the Stock Option Plan at the 1979 Annual Meeting held in October, 1979. The purpose of the Stock Option Plan is to permit the Company to attract and retain able employees for itself and its subsidiaries, and to align their interests with the interests of the Company's shareholders. As of June 30, 2002, options for 2,473,626 shares of Common Stock at an average exercise price of $10.96 per share were outstanding under the Stock Option Plan, and only 253,271 shares of Common Stock remain available for issuance pursuant to stock options granted under the Stock Option Plan. The Company's Board of Directors has determined that the number of shares remaining under the Stock Option Plan is insufficient to continue to meet the Company's needs of attracting and retaining directors, executive officers and employees. As a result, on August 9, 2002, the Board of Directors adopted, subject to shareholder approval, an amendment to the Stock Option Plan increasing by 1,000,000 shares the number of shares of Common Stock for which options may be granted under the Stock Option Plan. The principal features of the Stock Option Plan are described in summary form below. A copy of the Stock Option Plan, as amended, is on file with the Securities and Exchange Commission.

        All options granted under the Stock Option Plan are granted by the Company's full Board of Directors or the Compensation Committee, currently consisting of three members of the Company's Board of Directors who are not employees of the Company. All such options must be granted at a price equal to the fair market value of the Common Stock on the date the option is granted, and all outstanding options are granted at a price equal to the closing price of the Company's Common Stock on the date of grant. The amount of shares covered by outstanding options and the price for such shares will be appropriately adjusted in the event of certain changes in the Company's capitalization, as, for example, in the case of stock dividends or stock splits. Options may be granted for periods of up to ten years. Directors and employees who are deemed key personnel bearing primary responsibility for the management, growth and protection of the Company's business are eligible for grants under the Stock Option Plan. Options are also commonly granted as incentives to key personnel of newly-acquired companies. Most options have been granted for a term of ten years, which vest one-third upon grant and one third in each of the two years following grant. However, the Board of Directors or the Compensation Committee may approve the grant of options with different terms and different vesting schedules. Vesting may accelerate in certain change of control conditions. Options which lapse are restored to the Stock Option Plan for future grants.

        Participants exercise options by tendering cash to the Company. In addition, a person exercising an option must pay to the Company the amount of money that is required to be withheld for income tax purposes. Recipients of options will not realize income upon receiving such options; however, all option recipients will realize ordinary income equal to the difference between the option price and the fair market value of the underlying Common Stock on the date of exercise. Subject to compliance with applicable income tax withholding requirements, the Company is entitled to a deduction in an amount equal to the amount included in income by the employee.

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, no federal income tax deduction by a publicly-held company is allowed for certain types of compensation paid to certain highly compensated employees to the extent that the amount of such compensation for a taxable year for any such individual exceeds $1 million. Section 162(m) excludes "performance based" compensation from its deductibility limits. Compensation realized upon the exercise of stock options is considered "performance based" if, among other requirements, the plan pursuant to which the options are granted has been approved by the sponsoring company's shareholders, if it has a limit on the total number of shares that may be covered by options issuable to any plan participant in any given period and if the option exercise price is at least equal to the fair market value of the underlying stock on the date of grant. To ensure compliance with Section 162(m), the Stock Option Plan has also been amended to limit to 100,000 the number of shares that may be covered by options issuable to any one plan participant in any 12-month period.

New Plan Benefits

        The Company has not included a New Plan Benefits Table typically required when action is taken with respect to a compensation plan because approval of the amendment to the Stock Option Plan will not automatically result in new benefits accruing to the Company's executive officers or directors. Awards under the Stock Option Plan to executive officers and directors are made at the discretion of the Company's Board of Directors or the Compensation Committee from time to time.

        Under the rules of the New York Stock Exchange, the increase in shares to be issued should be approved by a majority of votes cast on the proposal provided that the total vote cast represents over 50% of all securities entitled to vote.

        The Board of Directors recommends a vote "FOR" the proposal to ratify the Amendments to the Stock Option Plan to increase by 1,000,000 the shares of Common Stock for which options may be granted under the Stock Option Plan and to limit to 100,000 the number of shares that may be covered by options issuable to any plan participant in any 12-month period.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board of Directors, upon recommendation of the Audit Committee, has nominated the firm of Deloitte & Touche LLP to serve as the Company's independent accountants for the fiscal year ending June 30, 2003. Representatives of Deloitte & Touche LLP and PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised by shareholders.

        For the fiscal year ended June 30, 2002 and prior, PricewaterhouseCoopers LLP had been the independent accountants of the Company since 1987. Following an evaluation of several other accounting firms, Deloitte & Touche LLP was selected by the Board of Directors to be the Company's independent accountants for the fiscal year ending June 30, 2003.

        In accordance with its Charter, the Audit Committee has reviewed with PricewaterhouseCoopers LLP whether the non-audit services provided by them are compatible with maintaining their independence. During fiscal 2002, the Company retained PricewaterhouseCoopers LLP to provide services in the following categories and amounts:

Audit fees	$388,000
Financial information systems design and implementation fees	—
All other fees, principally audit-related and tax consultations	245,000

$633,000

        The affirmative vote of a majority of shares present and entitled to vote at the Annual Meeting is required to approve this proposal. If the foregoing proposal is not approved, or if prior to the 2003 Annual Meeting, Deloitte & Touche LLP shall decline to act or otherwise become incapable of acting, or if its engagement is otherwise discontinued by the Board of Directors, then in any such case the Board of Directors will appoint other independent accountants.

        The Board of Directors recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent accountants of the Company.

2003 SHAREHOLDER NOMINATIONS AND PROPOSALS

        Shareholders who wish to suggest nominees for election to the Board of Directors at the 2003 Annual Meeting should write, on or before June 29, 2003, to the Secretary of the Company at 5 Waterside Crossing, Windsor, CT 06095, stating in detail the qualifications of such persons for consideration by the Nominating Committee of the Board of Directors.

        If any shareholder intends to present a proposal for consideration at the 2003 Annual Meeting, such proposal must also be received by the Secretary of the Company on or before June 29, 2003, in order to be included in the Company's Proxy Statement. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations established by the Securities and Exchange Commission.

OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters do properly come before the meeting, the persons named in the enclosed proxy will vote upon them in their discretion and in accordance with their best judgment.

        A copy of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, Washington, D.C., is available to shareholders without charge upon request. Address requests to: TRC Companies, Inc., 5 Waterside Crossing, Windsor, CT 06095, Attention: Investor Relations.

        The cost of preparing and mailing the Notice of Annual Meeting, Proxy Statement and Form of Proxy will be paid by the Company. The Company will request banks, brokers, fiduciaries and similar persons to forward copies of such material to beneficial owners of the Company's Common Stock in a timely manner and to request authority for execution of proxies, and the Company will reimburse such persons and institutions for their out-of-pocket expenses incurred in connection therewith. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may solicit the return of the proxies by telephone, personal communication or other methods. The extent of this solicitation by personal contact will depend upon the response to the initial solicitation by mail. It is anticipated that the costs of solicitation, if undertaken, will not exceed $1,000.

By Order of the Board of Directors

Martin H. Dodd Vice President, General Counsel and Secretary

Dated at Windsor, Connecticut
October 22, 2002

SOLICITED BY THE BOARD OF DIRECTORS OF

TRC COMPANIES, INC.

PROXY

        I (We) hereby appoint Richard D. Ellison and Martin H. Dodd and each of them as proxies with power of substitution and revocation to vote all my (our) shares of Common Stock in TRC Companies, Inc., at the Annual Meeting of Shareholders to be held November 22, 2002 at 10:00 a.m. at the executive offices of the Company at 5 Waterside Crossing, Windsor, Connecticut and at any adjournments thereof: (Please place mark in one box only.)

The Board of Directors recommends a vote FOR the following proposals:

ITEM 1—Election of five (5) nominees for directors.

For ☐	Withhold ☐	Richard D. Ellison, Edward G. Jepsen, Edward W. Large, John M. F. MacDonald and J. Jeffrey McNealey.

To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

ITEM 2—Approval of Amendments to the Stock Option Plan to, among other things, increase by 1,000,000 the number of shares of Common Stock available for grants.

☐ For	☐ Against	☐ Abstain

ITEM 3—The ratification of the appointment of Deloitte & Touche LLP as independent accountants to audit the Company's financial statements for the fiscal year ending June 30, 2003.

☐ For	☐ Against	☐ Abstain

The Proxies named above will, in their sole discretion, vote upon such other matters as may properly come before the meeting and any adjournments thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE 5 NOMINEES FOR DIRECTOR AND FOR ITEMS 2 AND 3.

Dated		, 2002

Signature(s)
Please sign exactly as your name or names appear on this Proxy. Joint owners should each sign. Attorneys, executors, administrators, trustees or guardians should so indicate when signing.

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